EXHIBIT 10.3
SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT

    This Second Amendment to Employment Agreement (this “Second Amendment”) is effective January 1, 2019 (the “Effective Date”) by and between Live Nation Worldwide, Inc., a Delaware corporation (“Live Nation”), and John M. Hopmans (the “Employee”).

    WHEREAS, the parties entered into an Employment Agreement dated January 1, 2015 and as amended by the First Amendment on January 1, 2019 (collectively, the “Original Agreement”).

WHEREAS, the parties desire to amend the Original Agreement as set forth below.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements included in this Second Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

    1.    The first sentence of Section 1 (“TERM OF EMPLOYMENT”) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“The Employee’s term of employment will start on the Effective Date and ends on the close of business on December 31, 2023 (the “Term”), unless terminated earlier pursuant to the terms set forth in Section 5 below.”

2.    The following paragraph shall be added to the end of Section 3(f) (“Equity Grants”) of the Original Agreement to read as follows:

“In connection with the negotiation and anticipated entering into of this Second Amendment, the Employee acknowledges that on February 25, 2019 he was granted (i) stock options to purchase 300,000 shares of Live Nation common stock and (ii) 25,000 restricted shares of Live Nation common stock.”

3.    The following sentence shall be added to the end of Section 4(a) (“Live Nation Confidential Information”) of the Original Agreement to read as follows:

“Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act of 2016, the Employee understands that he will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of confidential or trade secret information that (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

4.    Section 15 shall be added to the end of the Original Agreement to read as follows:

“15.    MORALITY CLAUSE.

The Employee shall not commit any act which a reasonable person would consider: (i) to be materially immoral, obscene or violative of Live Nation's published policies against harassment or discrimination; or (ii) to materially injure, tarnish, or damage the reputation and goodwill associated with Live Nation or any of its affiliates, subsidiaries or parent companies. Should the Employee violate this clause, it shall be deemed sufficient basis for a Cause termination under Section 5(d) above.”

5.    The Original Agreement is and shall continue to be in full force and effect, except as amended by this Second Amendment, and except that all references in the Original Agreement to the “Agreement” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Second Amendment. If there is conflict between this Second Amendment and the Original Agreement, the terms of this Second Amendment will prevail.

6.    Any and all defined terms which are not explicitly defined herein shall have the meaning ascribed to them in the Original Agreement.

7.    This Second Amendment may be signed in counterpart originals, which collectively shall have the same legal effect as if all signatures appeared on the same physical document. This Second Amendment may be signed and exchanged by electronic or facsimile transmission, with the same legal effect as if the signatures had appeared in original handwriting on the same physical document.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Second Amendment effective as of the date first written above.

Date:	March 15, 2019	/s/ John M. Hopmans
John M. Hopmans

LIVE NATION WORLDWIDE, INC.

Date:	March 15, 2019	By: /s/ Kathy Willard
Name: Kathy Willard
Title: EVP and Chief Financial Officer

[Signature Page to Second Amendment]